UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2021

PMV Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39539	46-3218129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Clarke Drive, Suite 3

Cranbury, New Jersey 08512

(Address, including zip code, of Registrant’s principal executive offices)

(609) 642-6670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 2, 2021, PMV Pharmaceuticals, Inc. (the “Company”) held its virtual 2021 Annual Meeting of Stockholders (the “Annual Meeting”) exclusively online via live webcast. The shareholders voted on the following proposals at the Annual Meeting:

Proposal 1. Election of Directors

The Company’s stockholders elected the two persons listed below as Class I Directors, each to serve until the Company’s 2024 Annual Meeting of Stockholders and until their respective successors has been duly elected and qualified, or until the earlier of the respective director’s death, resignation or retirement. The final voting results are as follows:

	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Thilo Schroeder, Ph.D.	31,591,645	—	4,507,250	1,028,013

Peter Thompson, M.D.	30,463,333	—	5,635,562	1,028,013

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results are as follows:

FOR	AGAINST	ABSTAIN
37,069,556	57,272	80

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV PHARMACEUTICALS, INC.

By:	/s/ Winston Kung
Winston Kung
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: June 7, 2021